Exhibit 3.210

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GRAHAM PACKAGING GP ACQUISITION LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE THIRTY-FIRST DAY OF AUGUST, A.D. 2010, AT 9:58 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWELFTH DAY OF NOVEMBER, A.D. 2010, AT 8:04 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GRAHAM PACKAGING GP ACQUISITION LLC”.

/s/ Jeffrey W. Bullock

4866901 8100H	Jeffrey W. Bullock, Secretary of State
120306701	AUTHENTICATION: 9428306
You may verify this certificate online at corp. delaware.gov/authver.shtml	DATE: 03-13-12

State of Delaware Secretary of State Division of Corporations Delivered 09:58 AM 08/31/2010 FILED 09:58 AM 08/31/2010 SRV 100871636 — 4866901 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
First: The name of the limited liability company is Graham Packaging GP Acquisition LLC
Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington. Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company.
Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                                                                                                    .”)
Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 31st day of August, 2010.

By:	/s/ Thomas C. Hallowell

Authorized Person (s)
Name:	Thomas C. Hallowell

State of Delaware Secretary of State Division of Corporations Delivered 08:10 PM 11/12/2010 FILED 08:04 PM 11/12/2010 SRV 101085046 — 4866901 FILE
STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP AND MERGER
OF THREE DOMESTIC CORPORATIONS
INTO
A DOMESTIC LIMITED LIABILITY COMPANY
     Pursuant to Title 8, Section 264(c) of the General Corporation Law of the State of Delaware and Title 6, Section 18-209(i) of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Ownership and Merger:
FIRST: The name of the surviving limited liability company is GRAHAM PACKAGING GP ACQUISITION LLC, a domestic limited liability company.
SECOND: The name of the first domestic corporation being merged into the domestic limited liability company is Liquid Container Inc., a Delaware corporation.
THIRD: The name of the second domestic corporation being merged into the domestic limited liability company is CPG-L Holdings, Inc., a Delaware corporation.
FOURTH: The name of the third domestic corporation being merged into the domestic limited liability company is WCK-L Holdings, Inc., a Delaware corporation.
FIFTH: Graham Packaging GP Acquisition LLC owns 100% of the stock of each of the above-referenced Delaware corporations.
SIXTH: A Plan and Agreement of Merger has been approved and executed by each of the business entities which is to merge.
SEVENTH: This merger was authorized by the domestic limited liability company in accordance with its limited liability company agreement and Title 6, Section 18-209(i) of the Delaware Limited Liability Company Act.
************

     IN WITNESS WHEREOF, the surviving domestic limited liability company has caused this Certificate of Ownership and Merger to be signed by an authorized person on October 1, 2010.

GRAHAM PACKAGING GP ACQUISITION LLC
/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	Chief Executive Officer